EXHIBIT 99.1

For Further Information:

Heather Wietzel

616-233-0500

InvestorRelations@PeakResorts.com

For Immediate Release

Peak Resorts Reports Results for Fourth-Quarter and Full-Year FY2015

Resort Portfolio Generated Results In Line with Record FY2014 Despite Weather Challenges

Wildwood, Missouri, July 14, 2015 – Peak Resorts, Inc. (NASDAQ:SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for the fourth quarter and full year of its 2015 fiscal year, periods that ended April 30, 2015.

Highlights include:

•	Revenue for fiscal 2015 just 0.3 percent below the record level achieved in fiscal 2014, despite weather events that impacted two of the three major holiday periods of the 2014-2015 ski season.
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Fiscal 2015 net loss was $1.9 million, or 22 cents per share; adjusted for a one-time pre-tax charge of $5.2 million related to debt restructuring, net income* would have been $1.3 million, or 16 cents per share.

•	Reported EBITDA* for fiscal 2015 was $25.4 million, level with the prior-year record despite the weather challenges.
•	Resort operating expenses were down $1.3 million for the full year, reflecting cost savings from recent infrastructure upgrades, including highly efficient snowguns.
•	During the spring, demand was strong for season passes for the 2015-2016 ski season; sales were up 8 percent in units and 11 percent in dollars over the prior year through April 30.
•	Board declared third quarterly cash dividend of 13.75 cents per share of common stock with the current indicated annualized dividend at 55 cents per share.

Timothy D. Boyd, president and chief executive officer, commented, “Looking back at the past ski season, we are very pleased with the consistency shown by our resort portfolio.  Fiscal 2015 reported EBITDA was $25.4 million, level with the prior year, although weather adversely affected us during two of the three major holiday periods of the 2014-2015 season. Our board and management view reported EBITDA as the primary measure of the success of our strategic plan, as it captures both the value of our actions to improve resort operating performance and our ability to generate strong cash flows to finance further growth.

“The healthy reported EBITDA for fiscal 2015 was driven by 1.6  million skier visits for the year, down just 1.0 percent from fiscal 2014, which was a record-breaking year, with modest growth in visits at our Northeastern resorts. The National Ski Areas Association (NSAA) recently reported that the U.S. ski industry tallied an estimated 53.6 million skier and snowboarder visits over the 2014-2015 ski season, down about 5 percent from the prior year because of the weather challenges experienced in almost all geographic regions during this past winter.”

* See page 4 for Definitions of Non-GAAP Measures

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Boyd added, “As we have stated, our fiscal 2015 results reflected important progress we have anticipated on key operating initiatives.  For example, our average revenue per skier visit rose to $67.45 from $67.02 last year as our resorts were able to increase pricing by about 5 percent. Infrastructure investments made in recent years, in particular new snowmaking technology, is both improving the skiing experience and reduced our total resort operating expenses by 1.7 percent for fiscal 2015.

“Overall, we are excited to be implementing our roadmap for growth, which calls for a mix of organic growth, resort development and acquisitions. We continue to evaluate potential value-add acquisitions."

(dollars in thousands except per share data)	Three months ended April 30,		Years ended ended April 30,
	2015	2014	2015	2014

Revenues	$47,047	$47,805	$104,858	$105,205
Income from operations	$18,947	$18,924	$17,482	$15,053
Net Income(Loss)	$9,780	$8,538	$(1,854)	$(1,501)
Income (Loss) per share (basic and diluted)	$0.70	$2.14	$(0.22)	$(0.38)
Weighted average shares outstanding	13,982	3,982	8,421	3,982
Reported EBITDA	$21,376	$22,521	$25,400	$25,365

Resort Operating Results

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “In fiscal 2015, higher sales of food, beverages and retail products helped drive the growth in revenue per skier visit, which in turn helped offset the slight decline in the number of visits.  In addition, full-year revenue included slightly higher revenue from last summer at our Mount Snow, Attitash and Big Boulder resorts.  The summer season of fiscal 2016 has started well, and we continue to believe this year’s results will see even more benefit from the zipline completed at the Attitash resort in September 2014.”

(dollars in thousands)	Three months ended April 30,		Years ended April 30,
	2015	2014	2015	2014

Revenues
Lift and tubing tickets	$26,169	$26,313	$50,821	$51,672
Food and beverage	$7,782	$7,939	$18,927	$18,638
Equipment rental	$3,951	$4,215	$8,017	$8,584
Ski instruction	$3,272	$3,418	$7,242	$7,130
Hotel/lodging	$2,585	$2,492	$7,623	$7,479
Retail	$2,171	$2,038	$5,261	$4,811
Other	$1,117	$1,390	$6,967	$6,891
Total	$47,047	$47,805	$104,858	$105,205

Mueller added, “Resort operating expenses were down primarily because of the 18.2 percent decline in power and utility expenses compared with fiscal 2014.  Although our resorts used about the same amount of water for snow making this year, they used significantly fewer kilowatt hours of energy in the process. That largely reflected the benefit of the energy-saving snowguns installed last summer, including 645 snowmaking machines installed at Mount Snow. for which 75 percent of the cost was covered by the state of Vermont.

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“The lower energy costs were partially offset by incrementally higher food and beverage costs and other resort operating expenses, resulting in a 1.7 percent improvement in total costs and expenses.”

(dollars in thousands)	Three months ended April 30,		Years ended April 30,
	2015	2014	2015	2014

Resort operating expenses
Labor and labor related expenses	$12,319	$12,311	$38,744	$38,950
Retail and food and beverage cost of sales	$3,710	$3,620	$9,571	$9,122
Power and utilities	$2,225	$2,805	$6,950	$8,500
Other	$5,621	$5,483	$17,405	$17,370
Total	$23,875	$24,219	$72,670	$73,942

Financial Position Strengthened

“Our financial position at year end allows us to continue to focus on our strategy for growth. Along with improving our liquidity, the debt restructuring accomplished with the proceeds of our November 2014 initial public offering unencumbered five of our resorts and development land at Mount Snow, while debt maturities have been extended to 2034,” Mueller said. “At April 30, our balance sheet reflected a healthy cash balance of $16.8 million, long-term debt of $100.9 million, down from $175.9 million at year-end fiscal 2014, and stockholders’ equity of $80.4 million.”    Mueller noted, “Full-year results included the $5.2 million one-time charge (pre-tax) we recorded in the third quarter in conjunction with the debt restructuring. In the fourth quarter, interest expense was $2.6 million, incurred on the post-restructuring debt level. We expect quarterly interest expense on our current borrowings will remain near this level going forward.”

Richard K. Deutsch, vice president, business and real estate development, added, “As previously announced, we are moving ahead with the development plan at our Mount Snow ski resort, breaking ground in May 2015 for Phase 1 – the West Lake Project. Funding for this phase and Phase 2 – the Carinthia Ski Lodge Project -- is being generated through an EB-5 program that attracts overseas investment as funding for U.S.-based companies.

“We are very pleased with the continued interest in and success of our EB-5 program. To date, we have 83 investors committed to providing funding and $37 million in escrow. By summer’s end, we expect to receive the approval that will allow the release of the first $30 million from escrow, providing the funding for Phase 1. We have a pipeline of another 20 investors in process as we work to raise the $22 million required for Phase 2,” Deutsch said.

Quarterly Investor Call and Webcast

Peak Resorts will hold its year-end investor conference call/webcast on Tuesday, July 14, at 10 a.m. EDT.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:877-292-0959 (domestic) or 412-542-4158 (international)

A replay will be available on the Peak Resorts investor relations website (ir.peakresorts.com) after the call concludes.

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Definitions of Non-GAAP Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items. The following table includes a reconciliation of reported EBITDA to net loss:

(dollars in thousands)	Three months ended April 30,		Years ended April 30,
	2015	2014	2015	2014
Net Income (Loss)	$9,780	$8,538	$(1,854)	$(1,501)
Income tax expense (benefit)	$6,660	$5,958	$(778)	$(461)
Interest expense, net	$2,594	$4,515	$15,458	$17,359
Defeasance fee paid with debt restructure	$-	$-	$5,000	$-
Depreciation and amortization	$2,385	$2,560	$9,450	$9,155
Investment income	$(4)	$(4)	$(11)	$(11)
Gain on sale/leaseback	$(83)	$(83)	$(333)	$(333)
Non-routine legal and settlement of lawsuit	$44	$1,037	$(1,532)	$1,157
EBITDA	$21,376	$22,521	$25,400	$25,365

We have chosen to specifically include reported EBITDA as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts, it is difficult for management to fully and accurately evaluate our financial results and available capital resources using net income. Management believes that by providing investors with reported EBITDA, investors will have a clearer understanding of our financial performance and cash flow because reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of their financing; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating structure; and (iii) is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for planning.

Items excluded from reported EBITDA are significant components in understanding and assessing financial performance or liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because reported EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, reported EBITDA as presented may not be comparable to other similarly titled measures of other companies.

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The following table includes a reconciliation of net income and net earnings per share for a one-time debt restructuring expense:

(dollars in thousands, except per share data)	Year ended April 30, 2015

Pro forma net earnings
Net loss	$(1,854)
One-time debt restructuring costs net of tax	$3,190
Pro foma net income	$1,336

Net loss per share	$(0.22)
One-time debt restructuring costs net of tax per share	$0.38
Adjusted net earnings per share (basic and diluted)	$0.16

In connection with the company’s debt restructuring in November 2014, it incurred a one-time, pre-tax charge of $5.2 million, which included the payment of a defeasance fee of $5 million to the Company’s lender and other related expenses. The company excluded these charges from its GAAP net income (loss) and GAAP earnings (loss) per share for fiscal 2015 because they are not indicative of ongoing operating performance.

About Peak Resorts

Headquartered in Missouri, Peak Resorts, Inc., (NASDAQ:SKIS) is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company currently operates 13 ski resorts primarily located in the Northeast and Midwest, 12 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company’s umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties are discussed under the caption “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  Peak Resorts undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Consolidated Income Statements

(in thousands, except per share data)

	(Unaudited)
	Three months ended April 30,		Years ended April 30,
	2015	2014	2015	2014

Revenues	$47,047	$47,805	$104,858	$105,205
Costs and Expenses
Resort operating expenses	23,875	24,219	72,670	73,942
Depreciation and amortization	2,385	2,560	9,450	9,155
General and administrative expenses	1,009	711	4,088	3,240
Land and building rent	375	385	1,440	1,464
Real estate and other taxes	456	306	1,828	1,651
Settlement of lawsuit	-	700	-	700
	28,100	28,881	89,476	90,152
Other Operating Income-gain on settlement of lawsuit	-	-	2,100	-

Income from Operations	18,947	18,924	17,482	15,053

Other Income (expense)
Interest, net of interest capitalized of $101 and $488 in 2015 and $118 and $344 in 2014, respectively	(2,594)	(4,515)	(15,458)	(17,359)
Defeasance fee paid with debt restructure	-	-	(5,000)	-
Gain on sale/leaseback	83	83	333	333
Investment income	4	4	11	11
	(2,507)	(4,428)	(20,114)	(17,015)

Income (Loss) before income tax expense (benefit)	16,440	14,496	(2,632)	(1,962)
Income tax expense (benefit)	6,660	5,958	(778)	(461)
Net Income (Loss)	$9,780	$8,538	$(1,854)	$(1,501)

Basic and diluted earnings (loss) per share	$0.70	$2.14	$(0.22)	$(0.38)

Cash dividends declared per common share	$0.1375	$-	$0.2466	$-

Peak Resorts, Inc.Page 5 of 5

Consolidated Balance Sheets

(in thousands, except share data)

	April 30,	April 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$16,849	$13,186
Restricted cash balances	37,519	13,063
Accounts receivable	1,639	396
Inventory	1,583	1,541
Deferred income taxes	970	875
Prepaid expenses and deposits	1,930	1,433
	60,490	30,494
Property and equipment-net	143,944	136,696
Land held for development	35,780	36,877
Other assets	1,326	2,470
	$241,540	$206,537
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$8,218	$5,050
Accrued salaries, wages and related taxes and benefits	927	886
Unearned revenue	8,606	7,458
EB-5 investor funds in escrow	30,002	-
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	999	984
	49,085	14,711
Long-term debt	97,569	173,973
Capitalized lease obligation	1,494	191
Deferred gain on sale/leaseback	3,511	3,844
Deferred income taxes	8,831	9,682
Other liabilities	612	648
Commitments and contingencies
Stockholders' Equity
Common stock, $.01 par value, 20,000,000 shares authorized, 13,982,400 and 3,982,400 shares issued in 2015 and 2014, respectively	140	40
Additional paid-in capital	82,538	385
Retained earnings (deficit)	(2,240)	3,063
	80,438	3,488
	$241,540	$206,537